EXHIBIT 10.19.2

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of December 12, 2003, by and between COMERICA BANK (“Bank”) and ALLIANCE CONSULTING GROUP ASSOCIATES, INC. and ALLIANCE HOLDINGS, INC. (individually, a “Borrower” and collectively, the “Borrowers”).

RECITALS

     Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of September 25, 2003 (as amended from time to time, together with any related agreements, the “Agreement”). Hereinafter, all indebtedness owing by Borrowers to Bank shall be referred to as the “Indebtedness.” The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.	Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.	Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A.	A new definition of “ACH Sublimit” is hereby alphabetically added to Section 1.1 of the Agreement to read as follows:

““ACH Sublimit” means a sublimit for Automated Clearing House transactions under the Revolving Line not to exceed $75,000.”

B.	A new subsection (e) is hereby added to the definition of “Indebtedness” in Section 1.1 of the Agreement to read as follows:

“and (e) all obligations arising under the Foreign Exchange Reserve and the ACH Sublimit.”

C.	The first sentence of subsection 2.1(a)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to and upon the terms and conditions of this Agreement, Borrowers may request Advances in an aggregate outstanding amount not to exceed the lesser of the Revolving Line or the Borrowing Base, minus, in each case, the Foreign Exchange Reserve and the ACH Sublimit.”

D.	A new subsection (c) is hereby added to Section 2.1 of the Agreement to read as follows:

“(c) ACH Sublimit. Subject to the terms and conditions of this Agreement, Borrower may request ACH origination services by delivering to Bank a duly executed ACH application on Bank’s standard form; provided, however, that the total amount of the ACH processing reserves shall not exceed, and availability under the Revolving Line shall be reduced by, the ACH

Sublimit. In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the ACH services. If Borrower has not secured to Bank’s satisfaction its obligations with respect to any ACH origination services by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates), shall automatically secure such obligations to the extent of the then outstanding ACH origination services. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the ACH origination services continue.”

III.	Legal Effect.

A.	The Agreement is hereby amended wherever necessary to reflect the changes described above.

B.	Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

C.	Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement. Except as expressly modified pursuant to this Amendment, the terms of the Agreement remain unchanged, and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of Agreement, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

D.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

E.	This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

IV.	Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect. The effectiveness of this Agreement is conditioned upon receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:

A.	This Amendment, duly executed by Borrower;

B.	A legal fee from the Borrower in the amount of $250; and

C.	Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ALLIANCE CONSULTING GROUP ASSOCIATES, INC.		COMERICA BANK

By:	/s/ Stephanie Cohen	By:	/s/ Brian Anderson

Title:	CFO	Title:	FLO

ALLIANCE HOLDINGS, INC.

By:	/s/ Stephanie Cohen

Title:	Authorized Corporate Signer